Exhibit 99.1

Contacts:                                    Investors:
Arbor Realty Trust, Inc.                     Stephanie Carrington/ Denise Roche
Paul Elenio, Chief Financial Officer         The Ruth Group
516-832-7422                                 646-536-7017 / 7008
paul.elenio@thearbornet.com                  scarrington@theruthgroup.com
                                             droche@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-229-6615
bonnie.habyan@thearbornet.com

      ARBOR REALTY TRUST REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS

FOURTH QUARTER HIGHLIGHTS:

     -   Net income increased 9% to $9.3 million from 4Q04
     -   Diluted earnings per share of $0.55
     -   New loans and investments of $235 million
     -   Declared quarterly dividend of $0.70 per share, an increase of 8%
         from 3Q05
     -   Priced second CDO issuing $356 million of investment grade debt
     -   Completed $50 million private placement of trust preferred securities

YEAR END HIGHLIGHTS:

     -   Net income increased 101% to $50.4 million from 2004
     -   Diluted earnings per share of $2.98
     -   New loans and investments of $1.0 billion
     -   Portfolio balance increased 50% from 2004
     -   Issued $156 million of trust preferred securities
     -   Closed first CDO issuing $305 million of investment grade debt

Uniondale, NY, February 10, 2006 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the fourth quarter and year ended December 31, 2005. Arbor reported net income for the quarter of $9.3 million, or $0.55 per diluted common share, compared to net income for the quarter ended December 31, 2004 of $8.6 million, or $0.52 per diluted common share. Net income for the full year ended December 31, 2005 was $50.4 million, or $2.98 per diluted common share, compared to net income for the year ended December 31, 2004 of $25.1 million, or $1.78 per diluted common share.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2005 Results
February 10, 2006                                                         Page 2

"Our strong fourth quarter earnings results reflect the solid growth of our portfolio and the quality of our new investments," said Ivan Kaufman, Chairman and Chief Executive Officer. "Equally important, this quarter also marks the significant progress we have made in solidifying one of the most critical aspects of our business, our long-term funding sources. In creating a financing platform that mirrors our business model, we are more confident than ever in our ability to properly fund the future growth of our loans and investment portfolio."

During the fourth quarter, Arbor originated 15 loans and investments totaling $235 million. "The quarterly loan volume demonstrates the strength of our origination platform despite an increasingly competitive market," commented Mr. Kaufman. "As we have said before, we will not close transactions that do not meet our portfolio objectives merely for the sake of growing our portfolio.

Mr. Kaufman continued, "With the growth of the Company and the changes in the market and our funding sources, we continue to diversify our portfolio with longer-term fixed rate product. Since completion of our first CDO in the first quarter, we have closed $222 million of fixed rate loans, or 23% of the loan volume this year. We are able to lock in attractive spreads for the duration of these loans by swapping out the rates within our CDO. These long-term assets generally include prepayment protection and provide more stable returns going forward, especially in a rising interest rate environment."

Total revenues for the quarter ended December 31, 2005 were $31.7 million, an increase of 53% from the same quarter of 2004.

At December 31, 2005, the net balance in the loan and investment portfolio was $1.3 billion, an increase of 16% and 50% from September 30, 2005 and December 31, 2004, respectively. The average balance of the loan and investment portfolio during the fourth quarter was $1.2 billion and the average yield on these assets for the quarter was 10.40%, representing a 29 basis point increase over the third quarter of 2005.

Interest expense for the quarter was $15.3 million, an increase of 102% from the fourth quarter of 2004. This increase reflects increased average borrowings during the quarter as well as increased interest rates. The average balance of debt financing on the loan and investment portfolio during the quarter was $887 million and the average cost of these borrowings was 6.68%.

For the fourth quarter, Arbor's manager, Arbor Commercial Mortgage, LLC, earned $1.5 million of incentive compensation, representing 25% of the amount by which earnings for the four most recent quarters exceeded a 9.5% return on equity, as described in the management agreement with Arbor's manager. Arbor Commercial Mortgage intends to exercise its option to receive all of its incentive compensation in shares of Arbor's common stock.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2005 Results
February 10, 2006                                                         Page 3

Financing Activity
------------------

"The milestone we achieved by significantly strengthening our funding sources over the course of the year has both enhanced the long-term value of our franchise and well positioned us to finance the future growth of our portfolio," said Kaufman. "During the quarter, we issued an additional $50 million of long-term junior subordinated notes at historically low spreads. These trust preferred securities strengthen our balance sheet by offering lower-cost, longer-term financing. We continue to view the issuance of these notes as a favorable alternative to raising capital, which would be dilutive to our shareholders. And, as we continue to state, maximizing shareholder value has, and always will be, our primary goal."

In January 2006, Arbor completed its second CDO issuing approximately $356 million of investment grade-rated floating rate notes. The notes have an initial weighted average spread of approximately 73 basis points over three-month LIBOR. Arbor retained an equity interest of approximately $119 million in the portfolio. Mr. Kaufman commented, "The closing of this transaction was a significant accomplishment especially given the current market conditions. This was an important step in the development of our franchise. It offers us greater flexibility in financing the growth of our portfolio and further solidifies our borrowing capabilities with lower-cost long-term debt."

During the quarter, Arbor closed two additional warehouse facilities totaling $150 million and elected not to renew a $50 million unsecured facility.

As of December 31, 2005, Arbor's financing facilities for the loan and investment portfolio totaled approximately $1.3 billion and borrowings outstanding under such facilities were $1.0 billion.

Portfolio Activity
------------------

During the fourth quarter of 2005, Arbor originated 15 new loans and investments totaling $235 million, net of a $59 million participation in one of its loans. Of the new loans and investments, three were bridge loans totaling $56 million, eight were mezzanine loans totaling $101 million, three were junior participating interests totaling $67 million, and one was a preferred equity investment totaling $11 million.

During the quarter, 12 loans paid off with an outstanding balance of approximately $93 million. Of this amount, $75 million were loans on properties that were either sold or refinanced outside of Arbor and $18 million was concurrent with an Arbor refinance.

At December 31, 2005, the loan and investment portfolio unpaid principal balance was $1.3 billion with a weighted average current interest pay rate of 9.24%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $1.0 billion, with a weighted average interest rate of 6.57% and 6.36% excluding a $59 million participation in one of Arbor's loans.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2005 Results
February 10, 2006                                                         Page 4

The loan and investment portfolio continues to perform according to terms and there have been no defaults. Arbor continues to seek loans and investments that will generate superior risk-adjusted returns with a long-term objective of capital preservation and earnings stability in varying interest rate and credit cycles.

Dividend
--------

As previously announced, the Board of Directors declared a dividend of $0.70 per share for the quarter ended December 31, 2005, which was paid on February 6, 2006 to shareholders of record on January 23, 2006. This dividend represents an 8% increase over the previous quarter and reflects management's understanding of the importance to investors of a stable and growing dividend.

Equity Participation Interests
------------------------------

"The value of our equity participation interests has always been a topic of interest," commented Mr. Kaufman. "Consistent with our previously adopted policy of offering additional data on our equity participation interests and IRR lookbacks, we have attached, as an exhibit, an updated schedule of certain data pertaining to these investments to this press release. There are no assurances that these equity participation interests and IRR lookbacks will ultimately realize any significant value. We hope this will give potential and existing investors additional information to assist them in making an informed investment decision."

Earnings Conference Call
------------------------

Management will host a conference call today at 10:00 a.m. EST. A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 510-9661 for domestic callers and
(617) 614-3452 for international callers. The participant passcode for both is 32237701.

After the live webcast, the call will remain available on Arbor's Web site, www.arborrealtytrust.com through February 19, 2006. In addition, a telephonic replay of the call will be available until February 17, 2006. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888. Please use passcode: 48735472.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2005 Results
February 10, 2006                                                         Page 5

About Arbor Realty Trust, Inc.
------------------------------

Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement
---------------------

Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2004 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2005 Results
February 10, 2006                                                         Page 6

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                                                         Quarter Ended                      Year Ended
                                                          December 31,                     December 31,
                                                -------------------------------   -------------------------------
                                                     2005             2004             2005             2004
                                                --------------   --------------   --------------   --------------
                                                 (Unaudited)                       (Unaudited)
REVENUE:
Interest income                                 $   31,619,614   $   20,674,843   $  121,109,157   $   57,927,230
Other income                                            74,676            6,636          498,250           42,265
                                                --------------   --------------   --------------   --------------
    Total revenue                                   31,694,290       20,681,479      121,607,407       57,969,495
                                                --------------   --------------   --------------   --------------

EXPENSES:
Interest expense                                    15,266,253        7,539,501       45,745,424       19,372,575
Employee compensation and benefits                   1,215,401          646,720        4,274,609        2,325,727
Stock based compensation                               317,356           67,544        1,590,898          324,343
Selling and administrative                           1,363,703          752,793        4,351,366        1,908,522
Management fee - related party                       2,116,638        1,721,928       12,430,546        3,614,830
                                                --------------   --------------   --------------   --------------
    Total expenses                                  20,279,351       10,728,486       68,392,843       27,545,997
                                                --------------   --------------   --------------   --------------
Income before minority interest
 and income from equity affiliates                  11,414,939        9,952,993       53,214,564       30,423,498
Income from equity affiliates                                -          525,000        8,453,440          525,000
                                                --------------   --------------   --------------   --------------
Income before minority interest                     11,414,939       10,477,993       61,668,004       30,948,498
Income allocated to minority interest                2,071,691        1,923,558       11,280,981        5,875,816
                                                --------------   --------------   --------------   --------------
Net income                                      $    9,343,248   $    8,554,435   $   50,387,023   $   25,072,682
                                                ==============   ==============   ==============   ==============
Basic earnings per common share                 $         0.55   $         0.52   $         2.99   $         1.81
                                                ==============   ==============   ==============   ==============
Diluted earnings per common share               $         0.55   $         0.52   $         2.98   $         1.78
                                                ==============   ==============   ==============   ==============
Dividends declared per common share             $         0.65   $         0.47   $         2.24   $         1.16
                                                ==============   ==============   ==============   ==============

Weighted average number of shares
 of common stock outstanding:
    Basic                                           17,030,461       16,373,053       16,867,466       13,814,199
                                                ==============   ==============   ==============   ==============
    Diluted                                         20,806,530       20,217,751       20,661,568       17,366,015
                                                ==============   ==============   ==============   ==============

Arbor Realty Trust Reports Fourth Quarter and Full Year 2005 Results
February 10, 2006                                                         Page 7

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                      December 31,       December 31,
                                                                          2005               2004
                                                                    ----------------   ----------------
                                                                      (Unaudited)
ASSETS:
Cash                                                                $     19,427,309   $      6,401,701
Restricted cash                                                           38,522,126                  -
Loans and investments, net                                             1,246,825,906        831,783,364
Related party loans, net                                                   7,749,538          7,749,538
Available-for-sale securities, at fair value                              29,615,420         46,582,592
Investment in equity affiliates                                           18,094,242          5,254,733
Other assets                                                              35,959,653         14,523,249
                                                                    ----------------   ----------------
    Total assets                                                    $  1,396,194,194   $    912,295,177
                                                                    ================   ================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Repurchase agreements                                               $    413,624,385   $    409,109,372
Collateralized debt obligations                                          299,319,000                  -
Junior subordinated notes to subsidiary trust issuing preferred
 securities                                                              155,948,000                  -
Notes payable                                                            115,400,377        165,771,447
Notes payable - related party                                             30,000,000                  -
Due to related party                                                       1,777,412          1,484,485
Due to borrowers                                                          10,691,355          8,587,070
Other Liabilities                                                         18,133,592          4,339,899
                                                                    ----------------   ----------------
    Total liabilities                                                  1,044,894,121        589,292,273
                                                                    ----------------   ----------------

Minority interest                                                         63,691,556         60,249,731

Stockholders' equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized;
 3,776,069 shares issued and outstanding                                      37,761             37,761
Common stock, $0.01 par value: 500,000,000 shares authorized;
 17,051,391 and 16,467,218 shares issued and outstanding at
 December 31, 2005 and December 31, 2004, respectively                       170,514            164,672
Additional paid-in capital                                               266,386,267        254,427,982
Retained earnings                                                         21,452,789          8,813,138
Deferred compensation                                                     (1,694,336)          (160,780)
Accumulated other comprehensive income (loss)                              1,255,522           (529,600)
                                                                    ----------------   ----------------
Total stockholders' equity                                               287,608,517        262,753,173
                                                                    ----------------   ----------------
Total liabilities and stockholders' equity                          $  1,396,194,194   $    912,295,177
                                                                    ================   ================

Arbor Realty Trust Reports Fourth Quarter and Full Year 2005 Results
February 10, 2006                                                         Page 8

                            Arbor Realty Trust, Inc.
                    Internal Rate of Return ("IRR") Lookbacks
                        (all dollar amounts in thousands)

                                    Unaudited

                                         LOAN
                        ORIGINATION   COMMITMENT                    PAY RATE @     IRR
LOAN NAME                  DATE         AMOUNT         INDEX         12/31/05      RATE
---------------------   -----------   ----------   -------------    ----------   --------
James Hotel                2Q05       $   14,500    LIBOR + 5.00%     9.31%       16.25%

135 Greenwich St.          1Q05           11,815    LIBOR + 5.00%     9.31%       12.00%    Year 1
                                                    LIBOR + 5.00%                 13.00%    Year 2
                                                    LIBOR + 5.00%                 15.00%    Year 3

The Pointe Lakeview        1Q05            5,750    LIBOR + 5.00%     9.31%       16.00%

Waipouli Beach Resort      1Q05           14,300    LIBOR + 5.00%     9.31%       12.50%

Harbor Island              3Q05            8,260      FIXED 9.00%     9.00%       12.50%

TOTAL                                 $   54,625                      9.26%       13.76%

These loans contain a provision whereby upon repayment of the loan, the borrower must make an additional payment in an amount sufficient to give Arbor Realty Trust, Inc. the yield noted in the "IRR Rate" column. Management has not yet determined that these amounts are collectable and, therefore, has not accrued the difference between the current pay rate and the IRR rate.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2005 Results
February 10, 2006                                                         Page 9

                            Arbor Realty Trust, Inc.
                    Summary of Equity Participation Interests
                        (all dollar amounts in thousands)

                                    Unaudited

                  INITIAL ART                   CURRENT                APPROXIMATE
                  INVESTMENT     INVESTMENT    INVESTMENT                SQUARE
NAME                AMOUNT          DATE         AMOUNT     PROFIT %     FOOTAGE
---------------   -----------   ------------   ----------   --------   -----------
80 Evergreen      $       384       3Q03       $      201      12.50%       77,680

930 Flushing            1,126       3Q03                -      12.50%      304,080

Prime Portfolio         2,100       4Q03                -       7.50%    6,700,000

Prime Portfolio                                         -      16.67%    6,700,000

450 W. 33rd St          1,500       4Q03            2,711      28.00%    1,746,734

823 Park Avenue             -       3Q04                -      20.00%       50,000


York Avenue               540       3Q04                8       8.70%       45,200

Toy Building           10,000       2Q05           10,477      20.00%      958,000

On The Ave              2,000       2Q05            2,000      33.33%      170,000

                                                       CURRENT
                     PROPERTY                        DEBT BALANCE
NAME                   TYPE           LOCATION       ON PROPERTY      COMMENTS
---------------   --------------   ---------------   ------------   ------------
80 Evergreen         Warehouse      Brooklyn, NY     $      4,664

930 Flushing         Warehouse      Brooklyn, NY           25,000   Property refinanced July 2005

Prime Portfolio   Retail Outlets     Multi-state          827,000   Property refinanced June 2005

Prime Portfolio   Retail Outlets     Multi-state                    All equity returned to investors

450 W. 33rd St        Office        New York City         350,000   Preferred return of 12.5%

823 Park Avenue     Conversion      New York City          97,500   *Condo conversion - investment held in
                                                                    Taxable REIT Subsidiary ("TRS")

York Avenue         Conversion      New York City          32,000   Property refinanced Dec 2005

Toy Building        Conversion      New York City         640,000   *Condo conversion - TRS asset

On The Ave             Hotel        New York City          67,000   Condo/hotel conversion - TRS asset

* - debt balance represents anticipated debt financing required to complete condominium conversion project.